SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  June 26, 1996

                           H. F. Ahmanson & Company
            (Exact name of registrant as specified in charter)

             Delaware                  1-8930              95-0479700
(State or other jurisdiction of  (Commission File       (IRS Employer
        incorporation)               Number)         Identification No.)

    4900 Rivergrade Road, Irwindale, California             91706
    (Address of principal executive offices)             (Zip code)

   Registrant's telephone number, including area code    (818) 960-6311

                                Not applicable
       (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On June 26, 1996, H. F. Ahmanson & Company (the "Company"), executed two Purchase Agreements with Bear Stearns & Co. Inc. and CS First Boston Corporation, respectively, each relating to the issuance of $30,000,000 in aggregate principal amount of the Company's Medium-Term Notes, Series A, due April 1, 1997 and bearing interest at a fixed rate of 6.00% per annum (the "Notes"). The Notes were previously registered by the Company on a Registration Statement on Form S-3 (Registration No. 33-57395). Attached to this report as an exhibit for filing with the Securities and Exchange Commission is a final copy of the executed Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     1.1 Purchase Agreement, dated June 26, 1996, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and Bear, Stearns & Co. Inc.

     1.2 Purchase Agreement, dated June 26, 1996, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and CS First Boston Corporation.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 3, 1996

                                       H. F. AHMANSON & COMPANY


                                            /s/ Tim S. Glassett

                                       By:  Tim S. Glassett
                                            First Vice President and
                                              Assistant General Counsel

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                               EXHIBIT INDEX

EXHIBIT                                                       SEQUENTIALLY
  NO.                        DESCRIPTION                     NUMBERED PAGE

  1.1 Purchase Agreement, dated June 26, 1996, relating to Medium-Term Notes, Series A, by and between
          H. F. Ahmanson & Company and Bear Stearns & Co.

  1.2 Purchase Agreement, dated June 26, 1996, relating to Medium-Term Notes, Series A, by and between
          H. F. Ahmanson & Company and CS First Boston
          Corporation